LEASE AGREEMENT MODIFICATION

This Lease Agreement Modification is made and entered into on this 11 day of **August 10th, 2011 by and between Leaventon and Leaventon, LLC ("Lessor") and The Guitammer Company ("Lessee").**

BACKGROUND INFORMATION

On July 13th, 2009 the parties entered into a Lease Modification Agreement whose Background Information was as follows:

A. Lessor and Lessee are parties to a certain Lease Agreement entered into on the 18th day of January, 2006 for a term of 42 months commencing March 1, 2006 and ending on August 31, 2009 and a Lease Agreement Modification entered into on the 8th day of February, 2006 for 11,177 sq ft at 6117 Maxtown Rd., Westerville, Ohio 43082.

B. Lessor and Lessee are parties to a certain Lease Agreement Modification entered into on the 1st day of February, 2008 ending on August 31, 2009 for an additional 4,112 sq ft.

That information is corrected to read:

A. Lessor and Lessee are parties to a certain Lease Agreement entered into on the 18th day of January, 2006 for a term of 42 months commencing March 1, 2006 and ending on August 31, 2009 for 11,177 sq ft at 6117 Maxtown Rd., Westerville, Ohio 43082.

B. Lessor and Lessee are parties to a certain Lease Agreement Modification entered into on the 10th day of April, 2008 for an additional 4,112 sq ft.

All other information, including but not limited to the "STATEMENT OF MODIFICATION" remains exactly the same as the July 13th, 2009 Lease Modification.

This Modification has been executed as of the day and year first above written.

Signed and Acknowledged in the Presence of:

LESSOR
Leaventon and Leaventon, LLC
By: Linda R Leaventon, Partner

LESSEE
The Guitammer Company
By: Mark Luden
President / CEO

Mary K. Curry 8-11-11

NOTARY PUBLIC
STATE OF OHIO

MARY K. CURRY
Notary Public, State of Ohio
My Commission Expires
January 27, 2014